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                                                                    EXHIBIT 4.10


                                 PROMISSORY NOTE

$317,000                                                         January 5, 2001

         FOR VALUE RECEIVED, JOHN T. BOTTI, an individual with a place of business at 2165 Technology Drive, Schenectady, New York, New York 10017, (the "Payor"), hereby promises to pay to the order of Bitwise Designs, Inc., (the "Payee" or "Holder"), or registered assigns, the principal amount of THREE HUNDRED SEVENTEEN THOUSAND DOLLARS ($317,000) on the second anniversary date from the date of issuance of this Note (the "Maturity Date"), together with unpaid interest on the unpaid principal balance hereof from the date of this Note, at the rate of 9% per annum, payable on the Maturity Date. Payments of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

         1.       Terms of Repayment

                  1.1 All payments received on account of this Note shall be applied first to the payment of accrued interest on this Note and then to the reduction of the unpaid principal balance of this Note. Interest shall be computed on the basis of a year of 365 days, for the actual number of days elapsed.

                  1.2 If payment of the outstanding principal amount of this Note, together with accrued unpaid interest thereon at the applicable rate of interest (as set forth herein), is not made on the Maturity Date, then interest shall accrue on the outstanding principal amount due under this Note and on any unpaid accrued interest due on the Maturity Date, in full on such amounts (including from and after the date of the entry of judgment in favor of the Holder in an action to collect this Note) at an annual rate equal to the lesser of 15% or the maximum rate of interest permitted by applicable law.

                  1.3 Notwithstanding anything to the contrary contained in this Note, Payor shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, or receive, interest in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified herein exceeds such maximum rate, any amounts of interest collected by the Holder in excess of such maximum rate shall be deemed to apply to principal and all payments of interest and principal shall be recalculated to allow for such characterization.

                  1.4 In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of Delaware, the time for payment of such amount shall be extended to the next succeeding business day and interest shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.
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         2.       Security. The obligations represented by this Note are secured by the Pledge and Security Agreement of even date herewith between Payor and Holder. The holder of this Note is entitled to all rights and benefits of a secured creditor under the Pledge and Security Agreement. Payor specifically acknowledges that, in the event of foreclosure under the above-referenced security agreement, Holder shall be entitled to the entry of a deficiency judgment against Payor to the extent of any deficiency.

         3. Prepayment. The principal of and accrued interest on this Note may be prepaid in full at any time without premium or penalty.

         4. Holder Deemed Owner. The registered Holder hereof may be deemed the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than Payor, for the purpose of receiving payment hereof or thereof or on account hereof and for all other purposes) and Payor shall not be affected by notice to the contrary.

         5. Default. If one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

         (i) default in the due and punctual payment of the principal of, and interest on, the Note when and as the same shall become due and payable, whether on the Maturity Date or otherwise and continuance of such default for a period of 10 days; or

         (ii) the Payor makes an assignment for the benefit of creditors or admits in writing its inability to pay his debts generally as they become due; or

         (iii) an order, judgment or decree is entered adjudicating Payor bankrupt or insolvent; or

         (iv) the Payor commences any proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect; or

         (v) any such petition or application is filed, or any such proceedings are commenced, against the Payor, and the Payor by any act indicates its approval thereof, consent or acquiescence therein, or an order, judgment or decree is entered approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

         (vi) the Payor shall take any action for the purpose of effecting any of the actions set forth in clauses (ii) through (v) of this section 4; or


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         (vii) a default in the due observance or performance of any covenant, condition or agreement on the part of the Payor to be observed or performed pursuant to the terms and provisions of this Note (other than the payment provisions) and such default shall continue for 30 days after written notice thereof shall have been given to the Payor by the holder hereof; or

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the holder of this Note, by notice in writing to the Payor, may declare the principal of this Note then outstanding and the interest accrued thereon if not already due and payable, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Note contained to the contrary notwithstanding. Additionally, upon the occurrence of an Event of Default, Maker shall cease to own, and shall surrender all interest in and to the securities pledged to Holder as described above.

         5.       Miscellaneous

                  5.1 The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. No provision of this Note shall alter or impair the obligations of the Payor hereby.

                  5.2 Payment of principal shall be made to the registered owner of this Note upon presentation of this Note on or after maturity. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

                  5.3 The Payor hereby waives presentment, demand, protest, notice of non- payment and dishonor of the debt and each and every notice of any kind regarding this Note.

                  5.4 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

                  5.5 This Note may not be modified or discharged (other than by payment), except by a writing duly executed by the Payor and Holder.

                  5.6 The headings of various sections and subsections of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

                  5.7 All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party, sent by telecopier (with the original timely mailed), registered, certified or express mail, return receipt requested, or sent by national overnight delivery service, to such party at its address set forth below:


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        If to the Holder, to:                    If to the Payor, to:

        Bitwise Designs, Inc.                    John T. Botti
        2165 Technology Drive                    2165 Technology Drive
        Schenectady, NY 12308                    Schenectady, NY 12308
        Attention: Dennis H. Bunt                Telecopier No.: (518) 346-3644
        Telecopier No.: (518) 346-3644

                  5.8 The Payor may not delegate his obligations under this Note and such attempted delegations shall be null and void. The Holder may assign, pledge or otherwise transfer this Note without prior written consent of the Payor. This Note inures to the benefit of Payees, their successors and their assignees of this Note and binds the Payor, and his successors and assigns, and the terms "Payee" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

                  5.9 This Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment made pursuant to it is rescinded or must otherwise be returned by the Holder upon bankruptcy or reorganization or otherwise of the Payor, all as though such payment had not been made.

                  5.10 THE PAYOR AND THE HOLDER EACH (I) AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK, (II) WAIVE ANY OBJECTION WHICH THEY MAY HAVE NOW OR HEREAFTER BASED UPON FORUM NON CONVENIENS OR TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (III) IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE SUPREME COURT, NEW YORK, COUNTY OF SCHENECTADY IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PAYOR AND THE HOLDER EACH FURTHER AGREES TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE SUPREME COURT, STATE OF NEW YORK AND AGREES THAT SERVICE OF PROCESS UPON THE PAYOR OR THE HOLDER, MAILED BY CERTIFIED MAIL TO THEIR RESPECTIVE ADDRESSES, SUCH SERVICE TO BECOME EFFECTIVE THREE BUSINESS DAYS AFTER SUCH MAILING, WILL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY OR THE HOLDER, AS THE CASE MAY BE, IN ANY SUIT, ACTION OR PROCEEDING.

                  5.11 This Note is exchangeable, without expense, upon the surrender hereof by the Holder to the Payor for two or more new Notes of like tenor and date (except for the principal amounts thereof) representing in the aggregate the same principal amount as this Note, in such denominations as shall be designated by the Holder thereof at the time of such surrender, provided that such new Notes shall be issuable in minimum denominations of $10,000 and integral multiples thereof.


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                  5.12 This Note shall be construed in accordance with and
governed by the laws of the State of New York without regard to principles of conflicts of law, and cannot be changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.

                  5.13 Upon receipt by the Payor of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Payor will make and deliver a new Note of like date and tenor, in lieu hereof.

                  5.14 Interest Rate. If any interest rate specified herein is held to be impermissible, then the rate charged on the indebtedness represented hereby shall be reduced to the highest rate then permitted by law.

         IN WITNESS WHEREOF, JOHN T. BOTTI, has caused this Note to be signed in his name and to be dated the date and year first above written.

                                               PAYOR:

                                               JOHN T. BOTTI


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